Contact:
	(Analysts) Kevin Kalicak	(407) 245-5870
FOR RELEASE	(Media) Rich Jeffers	(407) 245-4189

DARDEN RESTAURANTS REPORTS FISCAL 2016 SECOND QUARTER RESULTS;
REPORTS POSITIVE SAME-RESTAURANT SALES AT ALL BRANDS;
INCREASES SAME-RESTAURANT SALES AND EARNINGS OUTLOOK FOR THE FULL FISCAL YEAR;
DECLARES UPDATED DIVIDEND; AND
ANNOUNCES SHARE REPURCHASE AUTHORIZATION

ORLANDO (December 18, 2015) - Darden Restaurants, Inc., (NYSE:DRI) today reported its financial results for the second quarter ended November 29, 2015.

Second Quarter 2016 Financial Highlights Versus Same Fiscal Quarter Last Year

•	Total sales from continuing operations increased 3.2% to $1.61 billion

•	Adjusted diluted net earnings per share from continuing operations increased 92.9% to $0.54*

•
On a reported basis, diluted net earnings per share from continuing operations were $0.23 and were negatively impacted by approximately $0.31, primarily related to the implementation of the Company's strategic real estate plan

•	Same-restaurant sales increased 1.6% for the fiscal quarter
(August 31, 2015 - November 29, 2015 vs. August 25, 2014 - November 23, 2014)

+1.0% for Olive Garden	+1.5% for The Capital Grille	+1.7% for Yard House
+2.6% for LongHorn Steakhouse	+1.1% for Eddie V’s	+4.5% for Seasons 52
+2.4% for Bahama Breeze

•	On a comparable calendar basis, same-restaurant sales increased 2.9% for the quarter
(August 31, 2015 - November 29, 2015 vs. September 1, 2014 - November 30, 2014)

+2.8% for Olive Garden	+0.9% for The Capital Grille	+2.4% for Yard House
+3.6% for LongHorn Steakhouse	+3.2% for Eddie V’s	+3.8% for Seasons 52
+5.8% for Bahama Breeze

Note: Due to the transition from a 53-week to a 52-week fiscal year, year-over-year fiscal period comparisons are offset by one week. Using comparable calendar periods balances the one-week shift and provides a clearer year-over-year comparison.

* See the "Non-GAAP Information" below for more details

“We saw continued momentum this quarter, with all our brands once again posting positive same-restaurant sales growth and delivering meaningful margin improvement," said CEO Gene Lee.  "These results reflect our continuous focus on operating great restaurants and leveraging our competitive advantages to drive sales and profitability."

Segment Performance Versus Same Fiscal Period Last Year
Segment profit represents sales, less costs for food and beverage, restaurant labor, restaurant expenses and marketing expenses. Segment profit for fiscal 2016 includes the impact of additional rent expense related to the completion of our real estate strategy, primarily impacting Olive Garden and LongHorn.

Total Sales	Three Months Ended			Six Months Ended
($ millions)	11/29/15	11/23/14	% Change	11/29/15	11/23/14	% Change
Consolidated Darden	$1,608.8	$1,559.0	3.2%	$3,295.8	$3,154.8	4.5%
Olive Garden	$892.3	$881.7	1.2%	$1,836.9	$1,795.2	2.3%
LongHorn Steakhouse	$365.1	$345.9	5.6%	$748.9	$702.8	6.6%
Fine Dining	$123.3	$120.4	2.4%	$236.5	$224.4	5.4%
Other Business	$228.1	$211.0	8.1%	$473.5	$432.4	9.5%

Segment Profit	Three Months Ended			Six Months Ended
($ millions)	11/29/15	11/23/14	% Change	11/29/15	11/23/14	% Change
Olive Garden	$157.1	$140.5	11.8%	$349.1	$288.9	20.8%
LongHorn Steakhouse	$54.8	$42.8	28.0%	$111.9	$96.1	16.4%
Fine Dining	$22.4	$21.1	6.2%	$40.2	$36.4	10.4%
Other Business	$32.3	$23.0	40.4%	$76.1	$54.7	39.1%

U.S. Same-Restaurant Sales Results - Fiscal Basis

Olive Garden	September	October	November	Q2	YTD
Same-Restaurant Sales	3.4%	(0.7)%	(0.1)%	1.0%	1.9%
Same-Restaurant Traffic	1.4%	(2.9)%	(0.7)%	(0.6)%	(0.2)%
Pricing	0.7%	1.1%	1.1%	1.0%	1.1%
Menu-mix	1.3%	1.1%	(0.5)%	0.6%	1.0%

LongHorn Steakhouse	September	October	November	Q2	YTD
Same-Restaurant Sales	4.7%	2.9%	(0.4)%	2.6%	3.7%
Same-Restaurant Traffic	2.6%	0.7%	(2.5)%	0.5%	1.6%
Pricing	2.3%	2.4%	2.2%	2.3%	2.2%
Menu-mix	(0.2)%	(0.2)%	(0.1)%	(0.2)%	(0.1)%

U.S. Same-Restaurant Sales Results - Comparable Calendar Basis

Olive Garden	September	October	November	Q2	YTD
Same-Restaurant Sales	4.2%	1.1%	2.8%	2.8%	2.7%
Same-Restaurant Traffic	1.2%	(1.1)%	2.6%	0.9%	0.6%
Pricing	0.7%	1.1%	1.1%	1.0%	1.1%
Menu-mix	2.3%	1.1%	(0.9)%	0.9%	1.0%

LongHorn Steakhouse	September	October	November	Q2	YTD
Same-Restaurant Sales	4.3%	2.9%	3.3%	3.6%	4.4%
Same-Restaurant Traffic	2.4%	0.9%	0.9%	1.5%	2.3%
Pricing	2.3%	2.4%	2.2%	2.3%	2.2%
Menu-mix	(0.4)%	(0.4)%	0.2%	(0.2)%	(0.1)%

Real Estate Strategy Update
The Company successfully concluded the spin-off of Four Corners Property Trust (FCPT) that included 424 restaurant properties, resulting in a stock dividend valued at $6.79 per share (Darden equivalent) as of the November 10, 2015 market close, the first day of regular-way trading in FCPT stock. In addition, the Company has completed 62 of 64 planned restaurant sale leasebacks and the sale leaseback of its Restaurant Support Center in Orlando.

Net incremental expenses from the real estate transactions were approximately $5 million for the second quarter which reduced diluted earnings per share by approximately $0.02. Net incremental expenses from the real estate transactions are expected to range between $15 and $18 million for fiscal 2016, a reduction to diluted earnings per share of approximately $0.08, excluding advisory fees and other one-time expenses.

Net Incremental Expenses from Real Estate Transactions
	Three Months Ended	Twelve Months Ended (Estimated)
($ millions, except per share)	11/29/2015	5/29/2016
GAAP Rent and Other Taxes	$10	$75 to $78
Depreciation & Amortization	(5)	(36)
Reduction in Interest Expense	0	(24)
Net Incremental Expense	$5	$15 to $18
Net Incremental Reduction to EPS	$0.02	$0.08

Dividend and Share Repurchase Authorization
The Board of Directors has declared a regular quarterly cash dividend of $0.50 per common share, a 14% increase, compared to the minimum quarterly dividend of $0.4375 disclosed on November 9, 2015. The dividend is payable February 1, 2016 to shareholders of record at the close of business on January 8, 2016.

In addition, Darden's Board of Directors authorized a new share repurchase program under which the Company may repurchase up to $500 million of its outstanding common stock. This repurchase program does not have an expiration and replaces all other outstanding share repurchase authorizations. This represents approximately 6.7% of the Company's outstanding shares based on the last trading day of the quarter.

Updated Fiscal 2016 Financial Outlook
The Company increased the outlook for fiscal 2016 same-restaurant sales to 2.5% to 3.0% and adjusted diluted net earnings per share to $3.25 to $3.35. The updated guidance takes into account an expected reduction of diluted earnings per share of approximately $0.08 related to the recently completed real estate transactions, excluding advisory fees and other one-time expenses.

Growth from Fiscal 2015 (52-Week Year) to Fiscal 2016*
	Previous	Updated
	9/22/15	12/18/15
Operating Performance	$0.55 - $0.70	$0.73 - $0.83
Net Incremental Real Estate Expenses	-	(0.08)
Reduced Interest Expense Related to FY15 Debt Retirement (Q1) in FY16	0.04	0.04
Total Growth from Fiscal 2015 (52-Week Year) to Fiscal 2016*	$0.59 - $0.74	$0.69 - $0.79
Fiscal 2016 Adjusted Diluted Net EPS from Continuing Operations Outlook*	$3.15 - $3.30	$3.25 - $3.35
% Growth (52-Week Year)*	23% - 29%	27% - 31%

* Based on Fiscal 2015 52-week adjusted diluted net EPS from continuing operations of $2.56, which is derived from the fiscal 2015 adjusted diluted net EPS from continuing operations of $2.63, less $0.07 per share impact of the 53rd week in fiscal 2015.

“We accomplished a great deal in the quarter to further strengthen our company and deliver value for shareholders,” said Lee.  “Our strong operating performance gives us the confidence to increase our outlook for the year, even with the increased costs associated with our comprehensive real estate strategy. We successfully spun-off an exciting and valuable new business in FCPT while improving our credit profile and strengthening the outlook on our credit ratings. In addition, the Board declared an increase to our previously announced minimum dividend and authorized a significant share repurchase program.  Our value-creating business model has us well positioned to generate significant durable cash flow to fund growth and return capital to shareholders.”

Investor Conference Call
The Company will host a conference call and slide presentation on Friday, December 18 at 8:30 am ET to review its recent financial performance. To listen to the call live, please go to https://www.webcaster4.com/Webcast/Page/1007/11918 at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot access the Internet, please dial 1-888-820-8959 and enter passcode 8850168. For those who cannot listen to the live broadcast, a replay will be available shortly after the call. In addition, at the conclusion of the call, we will post a supplemental presentation on the Investors section of our website at: www.darden.com that provides more context on our second quarter fiscal 2016 results.

About Darden
Darden Restaurants, Inc., (NYSE: DRI) owns and operates more than 1,500 restaurants that generate $6.8 billion in annual sales. Headquartered in Orlando, Florida, and employing 150,000 people, Darden is recognized for a culture that rewards caring for and responding to people. Our restaurant brands - Olive Garden, LongHorn Steakhouse, Bahama Breeze, Seasons 52, The Capital Grille, Eddie V’s and Yard House - reflect the rich diversity of those who dine with us. Our brands are built on deep insights into what our guests want. For more information, please visit www.darden.com.

Information about Forward-Looking Statements
Forward-looking statements in this communication regarding our expected earnings performance and all other statements that are not historical facts, including without limitation statements concerning our future economic performance, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements speak only as of the date on which such statements are first made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. We wish to caution investors not to place undue reliance on any such forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. The most significant of these uncertainties are described in Darden's Form 10-K, Form 10-Q and Form 8-K reports. These risks and uncertainties include food safety and food-borne illness concerns, litigation, unfavorable publicity, risks relating to public policy changes and federal, state and local regulation of our business, labor and insurance costs, technology failures including failure to maintain a secure cyber network, failure to execute a business continuity plan following a disaster, health concerns including virus outbreaks, intense competition, failure to drive profitable sales growth, our plans to expand our smaller brands Bahama Breeze, Seasons 52 and Eddie V's, a lack of availability of suitable locations for new restaurants, higher-than-anticipated costs to open, close, relocate or remodel restaurants, a failure to execute innovative marketing tactics, a failure to develop and recruit effective leaders, a failure to address cost pressures, shortages or interruptions in the delivery of food and other products and services, adverse weather conditions and natural disasters, volatility in the market value of derivatives, economic factors specific to the restaurant industry and general macroeconomic factors including interest rates, disruptions in the financial markets, risks of doing business with franchisees and vendors in foreign markets, failure to protect our intellectual property, impairment in the carrying value of our goodwill or other intangible assets, failure of our internal controls over financial reporting, an inability or failure to manage the accelerated impact of social media and other factors and uncertainties discussed from time to time in reports filed by Darden with the Securities and Exchange Commission.

Non-GAAP Information
The information in this press release includes financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”), such as adjusted earnings per diluted share from continuing operations. The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. The Company believes that the presentation of certain non-GAAP measures provides useful supplemental information that is essential to a proper understanding of the operating results of the Company’s businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP measures are included in this release and can be found under the “Financial Information” section of the “Investors” section of the Company’s website (www.darden.com).

Fiscal Q2 Reported to Adjusted Earnings Reconciliation
	Q2 2016	Q2 2015	% Change
Reported Diluted Net EPS from Continuing Operations	$0.23	$(0.24)	NM
Real Estate Plan Implementation	0.16	-
Debt Retirement Costs	0.17	0.05
Strategic Action Plan and Other Costs	(0.02)	0.47
Adjusted Diluted Net EPS from Continuing Operations	$0.54	$0.28	92.9%

Fiscal 2015 Annual Reported to Adjusted Earnings Reconciliation
Annual
Reported Diluted Net EPS from Continuing Operations	$1.51
Debt Retirement Costs	0.42
Strategic Action Plan and Other Costs	0.70
Adjusted Diluted Net EPS from Continuing Operations	$2.63

DARDEN RESTAURANTS, INC.
NUMBER OF COMPANY-OWNED RESTAURANTS

	11/29/15	11/23/14
Olive Garden[1]	844	844
LongHorn Steakhouse	479	472
The Capital Grille	54	55
Bahama Breeze	37	36
Seasons 52	42	42
Eddie V's	16	15
Yard House	62	56
Darden Continuing Operations	1,534	1,520
[1]Includes six locations in Canada for all periods presented.

-MORE-

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	11/29/2015	11/23/2014	11/29/2015	11/23/2014
Sales	$1,608.8	$1,559.0	$3,295.8	$3,154.8
Costs and expenses:
Food and beverage	482.1	485.5	984.9	987.5
Restaurant labor	523.8	506.8	1,059.8	1,015.1
Restaurant expenses	278.0	277.4	549.9	549.7
Marketing expenses	58.3	61.9	123.9	126.4
General and administrative expenses	101.9	128.9	199.0	224.3
Depreciation and amortization	75.3	80.1	156.4	158.8
Impairments and disposal of assets, net	7.7	39.3	6.0	46.3
Total operating costs and expenses	$1,527.1	$1,579.9	$3,079.9	$3,108.1
Operating income (loss)	81.7	(20.9)	215.9	46.7
Interest, net	57.3	33.7	79.7	145.0
Earnings (loss) before income taxes	24.4	(54.6)	136.2	(98.3)
Income tax expense (benefit)	(5.7)	(23.8)	25.1	(48.2)
Earnings (loss) from continuing operations	$30.1	$(30.8)	$111.1	$(50.1)
Earnings (loss) from discontinued operations, net of tax expense (benefit) of $0.2, $(1.5), $3.2, and $319.3, respectively	13.1	(2.0)	18.5	520.5
Net earnings (loss)	$43.2	$(32.8)	$129.6	$470.4

Basic net earnings per share:
Earnings (loss) from continuing operations	$0.23	$(0.24)	$0.87	$(0.39)
Earnings (loss) from discontinued operations	0.11	(0.02)	0.14	4.01
Net earnings (loss)	$0.34	$(0.26)	$1.01	$3.62
Diluted net earnings per share:
Earnings (loss) from continuing operations	$0.23	$(0.24)	$0.86	$(0.39)
Earnings (loss) from discontinued operations	0.10	(0.02)	0.14	4.01
Net earnings (loss)	$0.33	$(0.26)	$1.00	$3.62
Average number of common shares outstanding:
Basic	128.1	127.7	127.7	130.0
Diluted	129.9	127.7	129.7	130.0

DARDEN RESTAURANTS, INC.
CONSOLIDATED BALANCE SHEETS
(In millions)

	11/29/2015	5/31/2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$857.6	$535.9
Receivables, net	63.3	78.0
Inventories	170.0	163.9
Prepaid income taxes	36.3	18.9
Prepaid expenses and other current assets	76.8	69.4
Deferred income taxes	161.1	157.4
Assets held for sale	18.4	32.9
Total current assets	$1,383.5	$1,056.4
Land, buildings and equipment, net	2,074.6	3,215.8
Goodwill	872.4	872.4
Trademarks	574.6	574.6
Other assets	277.2	275.5
Total assets	$5,182.3	$5,994.7
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$191.4	$198.8
Accrued payroll	110.0	141.1
Accrued income taxes	—	12.6
Other accrued taxes	49.9	51.5
Unearned revenues	307.8	328.6
Current portion of long-term debt	759.4	15.0
Other current liabilities	396.9	449.1
Total current liabilities	$1,815.4	$1,196.7
Long-term debt, less current portion	439.5	1,452.3
Deferred income taxes	226.2	341.8
Deferred rent	236.1	225.9
Other liabilities	475.3	444.5
Total liabilities	$3,192.5	$3,661.2
Stockholders’ equity:
Common stock and surplus	$1,488.3	$1,405.9
Retained earnings	577.9	1,026.0
Treasury stock	(7.8)	(7.8)
Accumulated other comprehensive income (loss)	(65.0)	(86.6)
Unearned compensation	(3.6)	(4.0)
Total stockholders’ equity	$1,989.8	$2,333.5
Total liabilities and stockholders’ equity	$5,182.3	$5,994.7